UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2025

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Invesco Real Estate Income Trust Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-56655	83-2188696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2300 N Field Street
Suite 1200
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 715-7400

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.
Invesco Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K in order to provide an update regarding our net asset value (“NAV”) and our assets and activities.
September 1, 2025 Transaction Price
The transaction price for each share class is equal to such share class's NAV per share as of July 31, 2025. A detailed calculation of the NAV per share is set forth below.
July 31, 2025 NAV per Share
We calculate NAV per share in accordance with the valuation guidelines that have been approved by our board of directors. Our NAV per share, which is updated as of the last calendar day of each month, is posted on our website at www.inreit.com and is made available on our toll-free, automated telephone line at 833-834-4924. The Adviser is ultimately responsible for determining our NAV. Our properties have been appraised and our commercial mortgage loans and debt have been valued in accordance with our valuation guidelines and such appraisals and valuations were prepared or reviewed by our independent valuation advisors. We have included a breakdown of the components of total NAV and NAV per share for July 31, 2025.

Our total NAV presented in the following tables includes the aggregate NAV of our Class T, Class S, Class D, Class I, Class E, Class N, Class S-PR and Class K-PR shares, as well as partnership interests of Invesco REIT Operating Partnership L.P. held by Invesco REIT Special Limited Partner L.L.C. The following table provides a breakdown of the major components of our total NAV as of July 31, 2025:

$ in thousands, except share/unit data
Components of NAV	July 31, 2025
Investments in real estate	$787,267
Investments in unconsolidated entities	148,091
Investments in real estate-related securities	48,794
Investment in commercial loan	12,197
Investment in affiliated fund	13,022
Cash and cash equivalents	91,402
Restricted cash	2,932
Other assets	13,421
Mortgage notes, revolving credit facility and financing obligation, net	(286,955)
Subscriptions received in advance	(1,469)
Other liabilities	(16,814)
Accrued performance participation allocation	(24)
Management fee payable	(483)
Accrued stockholder servicing fees	(18)
Non-controlling interests in joint-ventures	(189,947)
Net asset value	$621,416
Number of outstanding shares/units	22,899,985

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of July 31, 2025:

in thousands, except share/unit data
NAV Per Share/Unit	Class T Shares	Class S Shares	Class D Shares	Class I Shares	Class E Shares	Class N Shares	Class S-PR Shares	Class K-PR Shares	Total
Net asset value	$7,634	$12,517	$13,582	$108,086	$35,178	$408,786	$23,755	$11,878	$621,416
Number of outstanding shares/units	293,325	479,784	521,437	4,127,300	1,259,737	14,900,059	878,895	439,448	22,899,985
NAV Per Share/Unit as of June 30, 2025	$26.0286	$26.0893	$26.0464	$26.1879	$27.9248	$27.4352	$27.0284	$27.0284

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to sell shares under our share repurchase plan and our ability to suspend our share repurchase plan at any time. Our NAV generally does not consider exit costs (e.g., selling costs and commissions and debt prepayment penalties related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our NAV per share is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV is not a representation, warranty or guarantee that (1) a stockholder would be able to realize the NAV per shares for the shares a stockholder owns if the stockholder attempts to sell its shares; (2) a stockholder would ultimately realize distributions per share equal to the NAV per share upon liquidation of our assets and settlement of our liabilities or a sale of our company; (3) shares of our common stock would trade at their NAV per share on a national securities exchange; (4) a third party would offer the NAV per share for each class of shares in an arm’s-length transaction to purchase all or substantially all of the shares; or (5) the NAV per share would equate to a market price of an open-ended real estate fund.

Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the July 31, 2025 valuations, based on property types.

Property Type	Discount Rate	Exit Capitalization Rate
Healthcare	7.3%	5.8%
Office	9.0%	7.3%
Industrial	8.2%	5.9%
Self-Storage	7.8%	5.8%
Multifamily	7.5%	5.5%
Student Housing	7.8%	5.8%
Retail	8.4%	7.3%

These assumptions are determined by our independent valuation advisor and reviewed by the Adviser. A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

		Investment Values
Input	Hypothetical Change	Healthcare	Office	Industrial	Self-Storage	Multifamily	Student Housing	Retail
Discount Rate (weighted average)	0.25% decrease	1.9%	1.8%	2.0%	1.9%	1.9%	1.9%	1.8%
Discount Rate (weighted average)	0.25% increase	(1.9)%	(1.7)%	(2.0)%	(1.8)%	(1.9)%	(1.8)%	(1.8)%
Exit Capitalization Rate (weighted average)	0.25% decrease	2.8%	2.1%	2.9%	2.7%	2.9%	2.7%	1.9%
Exit Capitalization Rate (weighted average)	0.25% increase	(2.6)%	(1.9)%	(2.7)%	(2.5)%	(2.7)%	(2.5)%	(1.8)%

Update on Our Assets and Activities

As of July 31, 2025, our direct real estate investments include 59 real estate properties totaling approximately 8.8 million square feet located in 28 markets throughout the U.S., which were 91.7% leased. As of July 31, 2025, our leverage ratio was 19%.

On August 14, 2025, we acquired a fully leased industrial warehouse in Mebane, North Carolina for $39.2 million. The property offers long-term durable income with a weighted average lease term of approximately nine years and contractual rent escalations. Mebane, North Carolina is strategically located within the I-85/I-40 logistics corridor just outside of Raleigh, North Carolina and serves as a key hub for the southeast's growing manufacturing industry.

Quarter-to-date through July 31, 2025, we raised gross proceeds of approximately $18.6 million, including proceeds from our distribution reinvestment plan and the sale of beneficial interests from our private placement program of beneficial interests in Delaware statutory trusts holding real properties. The aggregate dollar amount of common stock and OP Unit repurchases requested during July, which were all fulfilled effective July 31, 2025 was $0.7 million.
Forward-Looking Statements
This Current Report on Form 8-K includes certain statements that constitue “forward-looking statements” within the meaning of, and intended to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include statements about possible or assumed future results of our business, investment strategies, financial condition, liquidity, results of operations, distributions, repurchases, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “project,” “forecast” or similar expressions and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” and any other statement that necessarily depends on future events, we intend to identify forward-looking statements.

Forward-looking statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are difficult to predict and are generally beyond our control. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. We caution you not to rely unduly on any forward-looking statements and urge you to carefully consider the factors described under the headings "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in our Annual Report on Form 10-K and subsequent periodic and current reports filed with the Securities and Exchange Commission. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Real Estate Income Trust Inc.

By: /s/ Courtney Popelka
Courtney Popelka
Chief Financial Officer and Treasurer

Date: August 15, 2025